Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

July 11, 2014

Board of Directors

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

Ladies and Gentlemen:

We are acting as counsel to New Hampshire Thrift Bancshares, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 410,000 newly issued shares of common stock, $.01 par value, of the Company (the “Shares”), all of which Shares are issuable pursuant to the New Hampshire Thrift Bancshares, Inc. 2014 Stock Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors and in the Plan, the Shares will be validly issued, fully paid and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante     Amsterdam     Baltimore     Beijing     Brussels     Caracas     Colorado Springs     Denver     Dubai     Dusseldorf     Frankfurt     Hamburg     Hanoi     Ho Chi Minh City     Hong Kong     Houston     Johannesburg     London     Los Angeles     Luxembourg     Madrid     Miami     Milan     Moscow     Munich     New York     Northern     Virginia     Paris     Philadelphia     Prague     Rio de Janeiro     Rome     San Francisco     São Paulo     Shanghai     Silicon Valley     Singapore     Tokyo     Ulaanbaatar     Warsaw     Washington DC Associated offices: Budapest     Jakarta     Jeddah     Riyadh     Zagreb. For more information see www.hoganlovells.com

Board of Directors New Hampshire Thrift Bancshares, Inc.	- 2 -	July 11, 2014

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP